Exhibit (c)(11)

STRICTLY CONFIDENTIAL Project Napa Update Materials for the Special Committee of the Board of Directors June 8, 2016

Update Selected Public Selected SaaS Precedent Orlando Napa Illustrative Share Price Napa Companies Transactions ¹ Current Proposal Response (6/7/2016) (6/1/2016) (6/6/2016) ($ in millions, except per share data) $84.79 $100.00 $105.00 $110.00 $115.00 $120.00 $125.00 Median Median Premiums Date Statistic % Current 6/7/16 $84.79 — 17.9% 23.8% 29.7% 35.6% 41.5% 47.4% 34.7% % 1-Month Prior Average 5/7/16 79.24 7.0% 26.2% 32.5% 38.8% 45.1% 51.4% 57.7% 45.4% % 1-Year Prior Average 6/7/15 81.18 4.5% 23.2% 29.3% 35.5% 41.7% 47.8% 54.0% 42.1% Discount to 52-Week High 7/24/15 102.46 (17.2%) (2.4%) 2.5% 7.4% 12.2% 17.1% 22.0% 10.1% Premium to 52-Week Low 2/16/16 51.75 63.8% 93.2% 102.9% 112.6% 122.2% 131.9% 141.5% 105.5% Fully Diluted Shares Outstanding 83.869 86.166 85.916 85.760 85.599 88.104 88.014 Implied Equity Value $7,111.2 $8,616.6 $9,021.1 $9,433.6 $9,843.9 $10,572.5 $11,001.7 Plus: Debt ? $315.2 $315.2 $315.2 $315.2 $315.2 $5.2 $5.2 Less: Cash (387.3) (387.3) (387.3) (387.3) (387.3) (387.3) (387.3) Implied Enterprise Value $7,039.1 $8,544.5 $8,949.0 $9,361.5 $9,771.8 $10,190.4 $10,619.7 Financial Multiples: Statistic Reported TEV / Revenue—LTM (3/31/16) $792.9 8.9x 10.8x 11.3x 11.8x 12.3x 12.9x 13.4x 9.2x Wall Street Consensus TEV / Revenue—CY2016E $966.8 7.3x 8.8x 9.3x 9.7x 10.1x 10.5x 11.0x 8.3x TEV / Revenue—NTM (3/31/17) ³ 1,028.2 6.8x 8.3x 8.7x 9.1x 9.5x 9.9x 10.3x 7.7x 8.0x TEV / Revenue—CY2017E 1,226.3 5.7x 7.0x 7.3x 7.6x 8.0x 8.3x 8.7x 6.5x Source: Capital IQ, Napa and Selected Public SaaS Companies’ Filings, Wall Street Research 1. Selected Precedent Transactions premiums represent premiums to 1-day prior, 1-month, 1-year average stock price, 1-year high, and 1-year low stock prices prior to deal announcement, respectively 2. Assumes conversion of $310mm of convertible debt at prices above $116.10/share. Assumes additional make whole shares related to convertible debt at CIC [ 1 ] 3. NTM represents fiscal quarter ending March 31 for Napa, and Wall Street projections for next four fiscal quarters ended for Selected Public SaaS Companies

Selected Public SaaS Companies

MOELIS & COMPANY

As of June 7, 2016 ($ in millions)	Enterprise Value	Revenue CY'16E	Revenue Growth '15A-'16E	Revenue Growth '16E-'17E	Gross Margin CY'16E	EBITDA Margin CY'16E	LT Growth Rate	Enterprise Value / Revenue LTM	Enterprise Value / Revenue CY'16E	Enterprise Value / Revenue CY'17E	Enterprise Value / EBITDA [1] CY'16E	Enterprise Value / EBITDA [1] CY'17E
Selected Public SaaS Companies												
salesforce.com, inc.	$59,103	$8,279	24.2%	20.1%	76.9%	19.6%	29.9%	8.4x	7.1x	5.9x	36.5x	29.0x
Workday, Inc.	16,491	1,554	33.7%	30.7%	71.9%	8.5%	38.3%	13.1x	10.6x	8.1x	n/m	n/m
ServiceNow, Inc.	13,592	1,370	36.3%	30.2%	75.0%	17.9%	45.9%	12.4x	9.9x	7.6x	n/m	35.4x
Palo Alto Networks, Inc.	13,172	1,583	25.5%	31.5%	77.4%	21.7%	43.7%	10.4x	8.3x	6.3x	38.4x	26.1x
Splunk, Inc.	7,964	897	34.2%	28.4%	85.8%	8.2%	50.0%	11.9x	8.9x	6.9x	n/m	n/m
The Ultimate Software Group, Inc.	6,126	779	26.1%	21.9%	63.3%	24.9%	23.3%	9.3x	7.9x	6.5x	31.6x	25.5x
Cornerstone OnDemand, Inc.	2,547	432	27.3%	23.9%	72.2%	7.7%	20.0%	7.0x	5.9x	4.8x	n/m	47.3x
Overall Mean		**$2,128**	**29.6%**	**26.7%**	**74.6%**	**15.5%**	**35.9%**	**10.4x**	**8.4x**	**6.6x**	**35.5x**	**32.7x**
Overall Median		**1,370**	**27.3%**	**28.4%**	**75.0%**	**17.9%**	**38.3%**	**10.4x**	**8.3x**	**6.5x**	**36.5x**	**29.0x**
Napa (Wall Street)	**$7,039**	**$967**	**30.4%**	**26.8%**	**69.8%**	**8.0%**	**44.4%**	**8.9x**	**7.3x**	**5.7x**	**n/m**	**n/m**

Source: Capital IQ, Napa and Selected Public SaaS Company Filings
Note: All years represent calendar years
1. EBITDA multiples above 50x are shown as "n/m"

[2]

Selected Precedent Transactions

MOELIS & COMPANY

Date Announced	Target	Acquiror	Form of Consideration	LTM Revenue [1]	LTM to NTM Revenue Growth [2]	Implied TEV	Implied TEV to LTM Revenue	Implied TEV to NTM Revenue
06/01/16	Demandware, Inc.	salesforce.com, inc.	Cash	$254	26.0%	$2,788	11.0x	8.7x
10/21/15	SolarWinds, Inc.	Silver Lake; Thoma Bravo, LLC	Cash	486	14.0%	4,446	9.2x	8.0x
12/22/14	DataLogix Holdings, Inc. [3]	Oracle Corporation	Cash	103	39.4%	1,189	11.6x	8.3x
09/18/14	Concur Technologies, Inc.	SAP America, Inc.	Cash	668	21.2%	8,592	12.9x	10.6x
06/13/14	OpenTable, Inc.	The Priceline Group Inc.	Cash	198	19.0%	2,570	13.0x	10.9x
12/20/13	Responsys, Inc.	Oracle Corporation	Cash	194	17.5%	1,457	7.5x	6.4x
06/04/13	ExactTarget, Inc.	salesforce.com, inc.	Cash	317	23.9%	2,539	8.0x	6.5x
12/20/12	Eloqua, Inc.	Oracle Corporation	Cash	90	19.4%	872	9.7x	8.1x
08/27/12	Kenexa Corp.	IBM	Cash	318	25.0%	1,298	4.1x	3.3x
05/22/12	Ariba Inc.	SAP America, Inc.	Cash	502	13.3%	4,411	8.8x	7.8x
02/09/12	Taleo Corp.	Oracle Corporation	Cash	309	18.3%	1,942	6.3x	5.3x
12/03/11	SuccessFactors, Inc.	SAP America, Inc.	Cash	292	37.9%	3,571	12.2x	8.9x
10/24/11	Rightnow Technologies, Inc.	Oracle Corporation	Cash	216	14.1%	1,606	7.4x	6.5x
Average					**22.3%**		**9.3x**	**7.6x**
Median					**19.4%**		**9.2x**	**8.0x**
	Napa [4]			**$793**	**29.7%**	**$7,039**	**8.9x**	**6.8x**

Sources: Capital IQ, Target and Acquiror Filings, Wall Street Research

1. LTM revenue for precedent transactions represents the revenue in the four fiscal quarters prior to the transaction
2. NTM revenue for precedent transactions represents forecasted revenue for the four fiscal quarters following the transaction
3. DataLogix Holdings, Inc. financial information was provided by Orlando Management, as DataLogix Holdings, Inc. was private at the time of transaction
4. LTM revenue as of 3/31/16, NTM revenue as of 3/31/17 per Wall Street Research

[3]

Napa Annotated 3-Year Share Price Performance

MOELIS & COMPANY



$120
$110
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
Stock Price
5.0
4.0
3.0
2.0
1.0
0.0
Volume (mm)
6/7/13
9/7/13
12/7/13
3/7/14
6/7/14
9/7/14
12/7/14
3/7/15
6/7/15
9/7/15
12/7/15
3/7/16
6/7/16
Volume
Stock Price

TRADING STATISTICS	
	Napa
Current	$84.79
10-Day Average	$82.13
30-Day Average	79.24
90-Day Average	73.77
1-Year Average	81.18
2-Year Average	87.83
52-Week High (07/24/15)	102.46
All-Time High (02/27/14)	119.63

1. **July 25, 2013**: Announces Second Quarter 2013 Financial Results (beat analyst revenue expectations)
2. **October 24, 2013**: Announces Third Quarter 2013 Financial Results (beat analyst revenue expectations)
3. **January 30, 2014**: Announces Fourth Quarter and Fiscal 2013 Financial Results (beat analyst revenue expectations)
4. **April 28, 2014**: Announces First Quarter 2014 Financial Results (beat analyst revenue expectations)
5. **July 24, 2014**: Announces Second Quarter 2014 Financial Results (beat analyst revenue expectations)
6. **October 23, 2014**: Announces Third Quarter 2014 Financial Results (beat analyst revenue expectations)
7. **January 29, 2015**: Announces Fourth Quarter and Fiscal 2014 Financial Results (beat analyst revenue expectations)
8. **April 23, 2015**: Announces First Quarter 2015 Financial Results (beat analyst revenue expectations); Signs Definitive Agreement to Acquire Bronto Software
9. **July 23, 2015**: Announces Second Quarter 2015 Financial Results (beat analyst revenue expectations); Appoints Jim McGeever as President
10. **October 22, 2015**: Announces Third Quarter 2015 Financial Results (missed analyst revenue expectations)
11. **January 28, 2016**: Announces Fourth Quarter and Fiscal 2015 Financial Results (beat analyst revenue expectations)
12. **February 5, 2016**: Cloud-Based Shares Drop Following Tableau's Forecasted Industry Softness
13. **April 28, 2016**: Announces First Quarter 2016 Financial Results (beat analyst revenue expectations)

Source: Napa Website, Capital IQ
Note: All information on Napa based solely on publicly available information; data as of 6/7/16

[4]

3-Year Relative Share Price Trading TRADING GAIN / LOSS Selected Public SaaS Napa NASDAQ Companies 1-Month 11.7% 4.5% 10.1% 3-Month 32.9% 6.7% 13.9% 6-Month 2.8% (2.7%) (5.8%) 1-Year (6.9%) (1.2%) 5.1% 2-Year 6.8% 14.4% 47.9% 3-Year (3.5%) 43.0% 91.4% 220% 190% 160% 130% 100% 70% 40% 6/7/13 12/6/13 6/7/14 12/7/14 6/7/15 12/7/15 6/7/16 Napa NASDAQ Composite Index Selected Public SaaS Companies ¹ Source: Capital IQ Note: All information on Napa based solely on publicly available information; data as of 6/7/16 [ 5 ] 1. Weighted by market capitalization; selected companies consist of Cornerstone OnDemand, Palo Alto Networks, Salesforce.com, ServiceNow, Splunk, Ultimate Software, and Workday, Inc.

3-Year Relative EV / Forward Revenue Multiple Trading SUMMARY AVERAGE STATISTICS Selected Public SaaS Napa Companies 1-Month Avg. 6.1x 6.9x 3-Month Avg. 5.9x 6.9x 6-Month Avg. 5.9x 6.9x 1-Year Avg. 7.1x 7.7x 2-Year Avg. 8.8x 8.3x 3-Year Avg. 10.6x 9.0x 18.0x 15.0x 12.0x 9.0x 6.0x 3.0x 6/7/13 12/6/13 6/7/14 12/7/14 6/7/15 12/7/15 Napa Selected Public SaaS Companies ¹ Source: Capital IQ Note: All information on Napa based solely on publicly available information; data as of 6/7/16 1. Weighted by market capitalization; selected companies consist of Cornerstone OnDemand, Palo Alto Networks, Salesforce.com, ServiceNow, Splunk, Ultimate Software, and Workday, Inc.

Contact Information Moelis & Company LLC is a U.S.-registered broker dealer and a member of FINRA & SIPC. Moelis & Company LLC 1999 Avenue of the Stars, Suite 1900 Los Angeles, CA 90067 Tel: (310) 443-2300 399 Park Avenue, 5th Floor New York, NY 10022 Tel: (212) 883-3800 [ 7 ]